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                                                      Exhibit 5.1
                                                      -----------

                      POSTERNAK, BLANKSTEIN & LUND, L.L.P.

                                ATTORNEYS AT LAW

                                ----------------

                             100 CHARLES RIVER PLAZA
                        BOSTON, MASSACHUSETTS 02114-2723


                                                      TEL 617-973-6100
                                                      FAX 617-367-2315
                                                      E-MAIL pbl@pbl.com


                                             May 6, 1999


Holmes Products Corp.
233 Fortune Boulevard
Milford, Massachusetts 01757

         Re: Registration Statement on Form S-4

Gentlemen:

         This opinion is rendered to you in connection with the preparation of the registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by Holmes Products Corp., a Massachusetts corporation (the "Company"), of up to $31,250,000 aggregate principal amount of 9-7/8% Senior Subordinated Notes due 2007, Series D (the "Notes") and the related guarantees of the Notes (the "Guarantees") by certain subsidiaries of the Company (the "Subsidiary Guarantors"). The Notes and the Guarantees will be issued under an indenture dated February 5, 1999 (the "Indenture") among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee, in exchange for the Company's 9-7/8% Senior Subordinated Notes due 2007, Series C pursuant to the exchange offer described in the Registration Statement (the "Exchange Offer").

         We have acted as counsel to the Company and the Subsidiary Guarantors in connection with the preparation of the Registration Statement and the proposed issuance and sale of the Notes. For purposes of this opinion we have reviewed the Company's Articles of Organization and By-laws and the charter documents and By-laws of each of the Subsidiary Guarantors, in each case as amended to date. We have also examined such records of corporate proceedings of the Company and the Subsidiary Guarantors and such other documents as we have deemed necessary to enable us to render this opinion.


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         In rendering this opinion, we have assumed that (i) the Board of
Directors of each of the Subsidiary Guarantors has determined that the Guarantees are necessary or convenient to the conduct, promotion or attainment of the business of the Subsidiary Guarantors, and (ii) at the time the Subsidiary Guarantors incur the Guarantees, none of the Subsidiary Guarantors
(a) will be insolvent or rendered insolvent by reason of such incurrence, (b) will be engaged in a business or transaction for which the assets remaining with any such Subsidiary Guarantor constitute unreasonably small capital or (c) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature, and each of the Subsidiary Guarantors will receive reasonably equivalent value or fair consideration.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law. In this connection, we note that the Indenture is governed by the laws of the State of New York.
For purposes of this opinion, we have assumed that such laws, as they affect the enforceability of the Indenture, would be identical to the laws of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Notes and the Guarantees have been duly authorized for issuance by all necessary corporate action on the part of the Company and the Subsidiary Guarantors and, upon execution and authentication of the Notes as provided in the Indenture and issuance of the Notes in accordance with the terms of the Exchange Offer (subject to the effectiveness of the Registration Statement), the Notes will be the legal, valid and binding obligations of the Company and the Guarantees will be the legal, valid and binding obligations of the Subsidiary Guarantors, in each case entitled to the benefits of the Indenture, except that (i) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors' rights generally and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.

         This opinion is rendered solely for your benefit, and may not be relied upon by any other party, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated or referred to in any other document, without our prior written consent.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                           Very truly yours,

                           POSTERNAK, BLANKSTEIN & LUND, L.L.P.



                           By: /s/ Michael L. Andresino
                               ------------------------
                               A partner thereof










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